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Exhibit 10.6

                            STOCK PURCHASE AGREEMENT

                               THE PLAYERS NETWORK

                                       AND

                                KO VENTURES, LLC

                                 MARCH 21, 2003



1. Sale and Purchase of Shares

2. Seven Closings; Deliveries; Conditions

3. Certain Definitions

4. Representations, Warranties and Covenants of Company

5. Representation, Warranties and Covenants of Purchaser

6. Governance; Board Membership; Corporate Mission

7. Registration Covenants

8. Indemnification of Purchaser Against REB Gaming, Inc. and Others

9. Miscellaneous

EXHIBITS
2.2      Stock Option Agreement

SCHEDULES
4.5      Company material agreements
4.6      Company litigation
4.9      Company material changes
5.10     Purchaser material agreements
5.12     Purchaser financial statements

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                            STOCK PURCHASE AGREEMENT

                  THIS STOCK PURCHASE AGREEMENT is made as of March 21, 2003, between The Players Network ("Company"), a Nevada corporation, and KO Ventures, LLC ("Purchaser"), a California limited liability company.

                  Company and Purchaser entered into that certain Binding Term Sheet on January 7, 2003, pursuant to which the parties entered into a binding commitment to sell and purchase, respectively, in five installments 13,636,363 shares (the "SHARES") of Company Common Stock, par value $.001 per share (the "COMMON STOCK") and an option (the "OPTION") to purchase 10,000,000 additional shares of Common Stock. The parties sold and purchased, respectively, 303,303 Shares, comprising the first of such installments, for $100,000 on January 7, 2003 (the "First Closing"). The Binding Term Sheet contemplates that the parties enter into this Agreement by January 31, 2003, and the parties extended that date until March 21, 2003. The board of directors of Company, after considering the potential benefits to Company and its shareholders, and in particular the synergies, capital resources, continuity and enhancement of shareholder value that may result from the contemplated transaction, have determined that it is in the best interests of Company and its shareholders to proceed as set forth below.

                  IN CONSIDERATION of the mutual covenants contained in this Agreement and the Binding Term Sheet, Company and Purchaser agree as follows.

                  1. SALE AND PURCHASE OF THE SHARES. Company has authorized the sale of 13,636,363 Shares of Common Stock on the terms and subject to the conditions set forth in this Agreement. At the Second through Seventh Closings (as defined in Section 2.1), Company shall sell to Purchaser, and Purchaser shall buy from Company for cash, upon the terms and conditions contained in this Agreement, the number of Shares specified below at a purchase price of Thirty-Three Cents ($.33) per Share (the "Purchase Price per Share"), subject to adjustment in certain cases as provided in Section 2.1 (a) below.

                  2.       SEVEN CLOSINGS; DELIVERIES; CONDITIONS.

                  2.1 SECOND THROUGH SEVENTH CLOSINGS. Company shall sell and Purchaser shall buy for the Purchase Price per Share on six occasions (each, a "CLOSING" on the date indicated and collectively, the "Closings") the balance of the Shares not previously sold and purchased at the First Closing on the following dates (each, a "CLOSING DATE") in the amounts indicated:

                   SHARES           CLOSING DATE     AGGREGATE PURCHASE PRICE
                   ------           ------------     ------------------------
Second Closing       606,060       March 21, 2003    $   199,999.99
Third Closing      1,515,152       March 31, 2003    $   500,000.16*
Fourth Closing     1,060,606       April 18, 2003    $   349,999.98*
Fifth Closing      1,060,607       May 2, 2003       $   350,000.32
Sixth Closing      4,545,455       May 30, 2003      $ 1,500,000.10
Seventh Closing    4,545,455       August 31, 2003   $ 1,500,000.10

*  Subject to adjustment

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Each Closing shall take place at the offices of Company at 11:00 a.m. local time.

         (a) In the event all conditions precedent to Purchaser's duty to buy and pay for Shares at the Third and/or Fourth Closings are satisfied, but Purchaser fails to buy and pay for the Shares as required above on either or both of the respective Closing Dates for such two Closings, Purchaser shall not be in default hereunder for a period of three weeks following the Third Closing Date or two weeks following the Fourth Closing Date, respectively, provided that Purchaser shall remain obligated to purchase the Subject Shares during said three-week period or said two-week period at a price increased by $.025 per share (two and one-half cents per share) for each week or portion thereof beyond the relevant Closing Date on which Purchaser failed to buy and pay for Shares as required hereunder (up a maximum purchase price of $.405 per share for Shares purchasable at the Third Closing and $.38 for Shares purchasable at the Fourth Closing). In the event Purchaser fails to buy and pay for the subject Shares following either such three-week period or two-week period, or fails to purchase the Shares purchasable at the Fifth Closing (as to which no extension period applies), then Purchaser shall have no further duty or right to buy and pay for the subject Shares that were required to be purchased and sold at the Third, Fourth or Fifth Closing, respectively, and the Company shall have no duty or right to sell them to Purchaser, and the liquidated damages provisions of
Section 2.1(b) below shall apply to the purchase(s) that Purchaser failed to make by the expiration of the relevant three-week period, two-week period or at the Fifth Closing and the Company shall have the right to seek and obtain additional debt or equity capital without Purchaser's consent.

         (b) In the event all conditions precedent to Purchaser's duty to buy and pay for Shares at the Sixth and Seventh Closings are satisfied, but Purchaser fails to buy and pay for the Shares as required above on either of both of the respective Closing Dates for such two Closings, Purchaser shall not be in default hereunder for a period of 30 calendar days following any such Closing Date. During each such 30-day period (each, a "Cure Period"), and until Purchaser has performed as required hereunder, Purchaser shall remain obligated to buy and pay for the subject Shares. The parties acknowledge that in the event Purchaser has a duty to buy and pay for the Shares but fails to do so during a Cure Period, the damages to Company will be significant but difficult to determine; and therefore, as liquidated damages and not as a penalty, Purchaser shall promptly upon each such failure following a Cure Period pay to Company an amount equal to 10% of the Purchase Price due and payable but unpaid at each such Closing but Purchaser shall have no duty or right to buy, and Company shall have no duty or right to sell, the Shares not bought by Purchaser at the subject Closing. In the event Purchaser fails to pay any such liquidated damages within three business days following written demand therefor, Company shall have the right (but not the duty) on Purchaser's behalf to contribute to capital and cancel that number of Shares previously purchased that at the closing bid price on the day of delivery of such demand comprise said 10% liquidated damage remedy. Purchaser grants to Company a power of attorney coupled with an interest to effect such contribution and cancellation, as well as a stop transfer notation in Company's records with respect to the affected stock certificate. Purchaser shall return for cancellation and reissuance minus the cancelled shares as appropriate one or more stock certificates to evidence said remedy.

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                  2.2  DELIVERY  OF  THE  SHARES  AND  OPTION.  Subject  to  the
satisfaction of the conditions set forth below, at each of the Closings, Company shall deliver to Purchaser one or more stock certificates, registered in the name of Purchaser, representing the number of Shares to be purchased by such Purchaser at each of such Closings and bearing an appropriate legend stating that the Shares have not been registered under the Securities Act (as defined herein) and cannot be sold unless registered under the Securities Act, or an exemption from registration is available. Such deliveries shall be made against payment of the aggregate purchase price therefor (the "Purchase Price") by wire transfers to the account designated in writing by Company, of immediately available funds at or within two business days prior to each Closing. At the Seventh Closing (August 31, 2003), and provided that Purchaser has purchased the required Shares at the Second through Sixth Closings, Company shall deliver the Option in the form of EXHIBIT 2.2 to Purchaser.

                  2.3      CLOSING CONDITIONS.

                           (a) Company's respective  obligations to complete the
sale of the Shares and deliver the stock certificates representing the Shares to Purchaser at each Closing shall be subject to the following conditions, any one or more of which may be waived by Company:

                           (1) receipt by Company of same-day  funds in the full
amount of the Purchase Price for the Shares being purchased hereunder;

                           (2) no statute,  rule,  regulation,  executive order,
decree, ruling or order shall have been enacted, entered, promulgated, enforced or issued by any court or governmental authority of competent jurisdiction which prohibits, restrains, enjoins or restricts the consummation of the transactions described herein;

                           (3) the  accuracy  in all  material  respects  of the
representations and warranties made by Purchaser hereunder and the fulfillment in all material respects of those obligations of Purchaser to be fulfilled prior to each Closing;

                           (4) all  covenants  of  Purchaser  to be performed or
complied with by Purchaser shall have been performed or complied with in all material respects; and

                           (5) at or prior to the Third  Closing  Company  shall
have entered into an employment agreement with Mark Bradley in form and substance satisfactory to both parties.

                  (b) Purchaser's obligations to complete the purchase of the Shares and deliver the Purchase Price therefor to Company at each Closing shall be subject to the following conditions, any one or more of which may be waived by Purchaser:

                           (1)  receipt  by  Purchaser  of  stock   certificates
representing the Shares being purchased hereunder;

                           (2) no statute,  rule,  regulation,  executive order,
decree, ruling or order shall have been enacted, entered, promulgated, enforced or issued by any court or governmental authority of competent jurisdiction which prohibits, restrains, enjoins or restricts the consummation of the transactions described herein;


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                           (3) the  accuracy  in all  material  respects  of the
representations and warranties made by Company hereunder and the fulfillment in all material respects of those obligations of Purchaser to be fulfilled prior to each Closing;

                           (4) all  covenants  of  Company  to be  performed  or
complied with by Purchaser shall have been performed or complied with in all material respects;

                           (5) at or prior to the Third  Closing  Company  shall
have entered into an employment agreement with Mark Bradley in form and substance satisfactory to both parties; and

                           (6) at or prior to the  Third  Closing  Andrew  Orgel
shall have been appointed Chief Executive Officer of Company.

                  3. CERTAIN DEFINITIONS. Unless the context otherwise requires, the terms defined in this Section 3 shall have the meaning herein specified for purposes of this Agreement.

                  "AGREEMENT" means this agreement, including the exhibits and appendices hereto.

                  "COMMISSION" means the Securities and Exchange Commission.

                  "EXCHANGE ACT" means the Securities and Exchange Act of 1934, as amended from time to time.

                  "MATERIAL ADVERSE CHANGE" means a material adverse change in the condition (financial or otherwise), properties, business, or results of operations taken as a whole.

                  "MATERIAL ADVERSE EFFECT" means a material adverse effect on the condition (financial or otherwise), properties, business, or results of operations taken as a whole.

                  "REGISTRATION STATEMENT" means a registration statement on Form S-3 filed with the Commission covering the re-sale of the Shares.

                  "SECURITIES ACT" means the Securities Act of 1933, as amended from time to time.

                  "10-KSB" means the Annual Report on Form 10-KSB filed by Company with the Commission for the year ended December 31, 2001.

                  "10-QSB" means the Quarterly Report on Form 10-QSB filed by Company with the Commission for the quarterly period ended September 30, 2002.

                  4. REPRESENTATIONS, WARRANTIES AND COVENANTS OF COMPANY. Company hereby represents and warrants to Purchaser as follows.

                  4.1 ORGANIZATION AND GOOD STANDING. Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada. Company has no subsidiaries.


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                  4.2 AUTHORIZED AND OUTSTANDING  CAPITAL STOCK. An aggregate of
25,000,000 shares of Common Stock, par value $.001 per share, are authorized under Company's Articles of Incorporation. No other class or series of stock is so authorized. As of January 20, 2003, Company had outstanding 13,484,195 shares of Common Stock, par value $.001 per share (including shares issued to Purchaser at the First Closing and shares recently issued to Peter Rona), and options or warrants outstanding for the issuance of an additional 1,772,000 shares of Common Stock.

                  4.3 SHARES. The Shares have been duly authorized and, when issued, delivered and paid for in the manner set forth in this Agreement, will be duly authorized, validly issued, fully paid and nonassessable. No preemptive rights or other rights to subscribe for or purchase exist with respect to the issuance and sale of the Shares by Company pursuant to this Agreement. No further approval or authority of the stockholders or the Board of Directors of Company will be required for the issuance and sale of the Shares to be sold by Company as contemplated herein.

                  4.4  CORPORATE  ACTS AND  PROCEEDINGS.  Company has full legal right, corporate power and authority to enter into this Agreement and perform the transactions contemplated hereby. This Agreement has been duly and validly authorized, executed and delivered by Company. The execution, delivery and
performance  of  this  Agreement  by  Company  and  the   consummation   of  the
transactions herein contemplated will not violate any provision of the organizational documents of Company and will not result in the creation of any lien, charge, security interest or encumbrance upon any assets of Company pursuant to the terms or provisions of, or will not conflict with, result in the breach or violation of, or constitute, either by itself or upon notice or the passage of time or both, a default under any agreement, mortgage, deed of trust, lease, franchise, license, indenture, permit or other instrument to which Company is a party or by which Company or its properties may be bound or affected and in each case which would have a Material Adverse Effect or, to Company's knowledge, under any statute or any authorization, judgment, decree, order, rule or regulation of any court or any regulatory body, administrative agency or other governmental body applicable to Company or its properties. No consent, approval, authorization or other order of any court, regulatory body, administrative agency or other governmental body is required for the execution and delivery of this Agreement or the consummation of the transactions contemplated by this Agreement, except for compliance with the Blue Sky laws and federal securities laws applicable to the offering of the Shares. Upon Company's execution and delivery, and assuming the valid execution thereof by Purchaser and payment of the Purchase Price, this Agreement will constitute the valid and binding obligations of Company, enforceable in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of
creditors'   and   contracting   parties'   rights   generally   and  except  as
enforceability may be subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and except as the indemnification agreements of Company in Section 8 hereof may be legally unenforceable.

                  4.5 CONTRACTS. The contracts described in SCHEDULE 4.5 as being in effect on the date hereof that are material to Company, are in full

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force and effect on the date  hereof;  and neither  Company,  nor, to  Company's knowledge, any other party is in breach of or default under any of such contracts which would have a Material Adverse Effect.

                  4.6 NO ACTIONS. Other than as described in SCHEDULE 4.6, there are no legal or governmental actions, suits or proceedings pending or, to Company's knowledge, overtly threatened to which Company is or may be a party or of which property owned or leased by Company is or may be the subject, or related to environmental or discrimination matters, which actions, suits or proceedings, individually or in the aggregate, might prevent or might reasonably be expected to materially and adversely affect the transactions contemplated by this Agreement or result in a Material Adverse Change; and no labor disturbance by the employees of Company exists or, to Company's knowledge, is imminent which might reasonably be expected to have a Material Adverse Effect. Company is not a party to or subject to the provisions of any material injunction, judgment, decree or order of any court, regulatory body administrative agency or other governmental body. Company is not a party to any collective bargaining agreement.

                  4.7 PROPERTIES. Company has good and marketable title to all personal property reflected as owned by Company in the financial statements included in the 10-KSB and 10-QSB. Such property is not subject to any lien, mortgage, pledge, charge or encumbrance of any kind except (i) those, if any, reflected in such financial statements (including the notes thereto), or (ii) those which are not material in amount and do not adversely affect the use of such property by Company. Any property or building held under lease by Company is held under valid, existing and enforceable leases, free and clear of all liens, encumbrances, claims, and defects except such as would not have a Material Adverse Effect. Company owns or leases all such properties as are necessary to its operations as now conducted.

                  4.8 PROPRIETARY RIGHTS. Company has not registered any trademarks or copyrights used in Company's business as currently conducted
(collectively, the "INTELLECTUAL PROPERTY"); and (ii) to Company's knowledge (for each of the following subsections (a) through (e)): (a) there are no third parties who have any ownership rights to any Intellectual Property that would preclude Company from conducting its business as currently conducted; (b) there are currently no sales of any products that would constitute an infringement by a third party of any Intellectual Property owned, licensed or optioned by Company; (c) there is no pending or threatened action, suit, proceeding or claim by others challenging the rights of Company in or to any Intellectual Property owned, licensed or optioned by Company, other than claims which would not be reasonably expected to have a Material Adverse Effect; (d) there is no pending or threatened action, suit, proceeding or claim by others challenging the validity or scope of any Intellectual Property owned, licensed or optioned by Company, other than claims which would not be reasonably expected to have a Material Adverse Effect; and (e) there is no pending or threatened action, suit, proceeding or claim by others that Company infringes or otherwise violates any patent, trademark, copyright, trade secret or other proprietary right of others, other than claims which would not be reasonably expected to have a Material Adverse Effect.

                  4.9 NO MATERIAL ADVERSE CHANGE. Since the date of the financial statements included in the 10-QSB, and except as disclosed in SCHEDULE 4.9, (i) other than the letter agreement with REB Gaming, Inc., dated July 22, 2002, Company has not incurred any material liabilities or obligations, indirect, or contingent, or entered into any material verbal or written agreement or other transaction which is not in the ordinary course of business

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or which could  reasonably be expected to result in a material  reduction in the future earnings of Company; (ii) Company has not sustained any material loss or interference with its businesses or properties from fire, flood, windstorm, accident or other calamity not covered by insurance; (iii) Company has not paid or declared any dividends or other distributions with respect to its capital stock and Company is not in default in the payment of principal or interest on any outstanding debt obligations; (iv) except as disclosed in SCHEDULE 4.9, there has not been any change in the capital stock of Company other than the sale of the Shares hereunder and at the First Closing [and shares or options issued pursuant to employee equity incentive plans or purchase plans approved by Company's Board of Directors], or indebtedness material to Company (other than in the ordinary course of business); and (v) there has not been a Material Adverse Change. Company has terminated said letter agreement with REB Gaming, Inc. and has no duties thereunder.

                  4.10 FINANCIAL STATEMENT. Malone & Bailey, PLLC (a) have expressed their opinion with respect to the financial statements included in Company's 10-KSB for the fiscal year ended December 31, 2001, (b) have not given Company any indication that they will not include such opinion in the 10-KSB for the fiscal year ended December 31, 2002 and (c) have confirmed to Company that they are independent accountants as required by the Securities Act and the rules and regulations promulgated thereunder.

                  4.11 NO DEFAULTS. Except as to defaults, violations and breaches which individually or in the aggregate would not be material to Company, taken as a whole, Company is not in violation or default of any provision of its articles of incorporation or bylaws, or other organizational documents, or in breach of, or default with respect to, any provision of any material agreement filed as an exhibit to Company's filings with the Commission, any judgment, decree, order, mortgage, deed of trust, lease, franchise, license, indenture, or permit to which it is a party or by which it or any of its properties are bound; and there does not exist any state of fact which, with notice or lapse of time or both, would constitute an event of breach or default on the part of Company as defined in such documents, except such breaches or defaults which individually or in the aggregate would not be material to Company, taken as a whole.

                  4.12 COMPLIANCE. Company has not been advised, and neither has any reason to believe, that it is conducting its business in compliance with all applicable laws, rules and regulations of the jurisdictions in which it is conducting business, including, without limitation, all applicable local, state and federal environmental laws and regulations; except where failure to be so in compliance therewith would not have a Material Adverse Effect.

                  4.13 TAXES. Company has filed all necessary federal, state and foreign income and franchise tax returns which are required to be filed, or has received extensions thereof, and has paid or accrued all taxes shown as due thereon, and Company has no knowledge of a tax deficiency which has been or might be asserted or threatened against it which could have a Material Adverse Effect. On each Closing Date all stock transfer or other taxes (other than income taxes) which are required to be paid in connection with the sale and transfer of the Shares to be sold to Purchaser hereunder will be, or will have been, fully paid or provided for by Company and all laws imposing such taxes will be or will have been fully complied with.

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                  4.14  BOOKS,  RECORDS  AND  ACCOUNTS.  The books,  records and accounts of Company and its Subsidiaries accurately and fairly reflect, in reasonable detail, the transactions in, and dispositions of, the assets of, and the results of operations of, Company. Company and each of its Subsidiaries maintains a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management's general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles and to maintain asset accountability,
(iii) access to assets is permitted only in accordance with management's general or specific authorization and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

                  4.15 NO OFFERING MATERIALS. Although Company has provided substantial amounts of written and unwritten information to Purchaser, Company has not distributed and will not distribute prior to the Closing Date any offering material in connection with the offering and sale of the Shares.

                  4.16 INSURANCE. Company maintains insurance of the type and in the amount that Company reasonably believes is adequate for its business, including, but not limited to, insurance covering all real and personal property owned or leased by Company against theft, damage, destruction, acts of vandalism and all other risks customarily insured against by similarly situated companies, all of which insurance is in full force and effect.

                  4.17 INVESTMENT COMPANY. Company is not an "investment company" or an "affiliated person" of, or "promoter" or "principal underwriter" for an investment company, within the meaning of the Investment Company Act of 1940, as amended.

                  4.18 CONTRIBUTIONS. At no time since its incorporation has Company, directly or indirectly, (i) used any corporate or other funds for gifts, entertainment or other unlawful contributions to any candidate for public office, or failed to disclose fully any contribution in violation of law, or
(ii) made any payment to any federal or state governmental officer or official, or other person charged with similar public or quasi-public duties, other than payments required or permitted by the laws of the United States or any jurisdiction thereof.

                  4.19 ADDITIONAL INFORMATION. Company represents and warrants that the information contained in the 10-KSB and 10-QSB, which the Company has furnished to Purchaser, is and will be true and correct in all material respects as of the respective dates that they were filed with the Commission, and does not and contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading,

                  5. REPRESENTATIONS, WARRANTIES AND COVENANTS OF PURCHASER.

                  5.1 INVESTMENT INTENT AND EXPERIENCE. Purchaser represents and warrants to, and covenants with, Company that: (i) Purchaser is knowledgeable, sophisticated and experienced in making, and is qualified to make, decisions

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with respect to investments in shares  representing an investment  decision like that involved in the purchase of the Shares, including investments in securities issued by Company, and has requested, received, reviewed and considered all information it deems relevant in making an informed decision to purchase the Shares; (ii) Purchaser is acquiring the Shares in the ordinary course of its business and for its own account for investment (as defined for purposes of the Securities Act and the regulations thereunder) only and with no present intention of distributing any of such Shares or any arrangement or understanding with any other persons regarding the distribution of such Shares within the meaning of Section 2(11) of the Securities Act; (iii) Purchaser will not, directly or indirectly, offer, sell, pledge, transfer or otherwise dispose of (or solicit any offers to buy, purchase or otherwise acquire or take a pledge of) any of the Shares except in compliance with the Act and the Rules and Regulations; (iv) Purchaser has, in connection with its decision to purchase the number of Shares, relied as to information from Company solely upon the documents provided to Purchaser in the course of its due diligence investigation of Company and the representations and warranties of Company contained herein; and (v) Purchaser has assets of at least $5 million and is an accredited investor within the meaning of Regulation D promulgated under the Securities Act.

                  5.2 RESTRICTIONS ON TRANSFER. Purchaser hereby covenants with Company not to make any sale of the Shares without satisfying the prospectus delivery requirement under the Securities Act, and Purchaser acknowledges and agrees that such Shares are not transferable on the books of Company unless the certificate submitted to the transfer agent evidencing the Shares is accompanied by a separate officer's certificate: (i) in any reasonable form, (ii) executed by an officer of, or other authorized person designated by, Purchaser, and (iii) to the effect that (A) the Shares have been sold in accordance with the Registration Statement, all federal laws and requirements, including without limitation the Securities Act and the rules and regulations promulgated thereunder and any applicable state securities or blue sky laws and (B) the requirement of delivering a current prospectus has been satisfied. Purchaser acknowledges that there may occasionally be times when Company determines the use of the prospectus forming a part of the Registration Statement should be suspended until such time as an amendment or supplement to the Registration Statement or the Prospectus has been filed by Company and any such amendment to the Registration Statement is declared effective by the Commission, or until such time as Company has filed an appropriate report with the Commission pursuant to the Exchange Act. Purchaser hereby covenants that it will not sell any Shares pursuant to said prospectus during the period commencing at the time at which Company gives Purchaser written notice of the suspension of the use of said prospectus and ending at the time Company gives Purchaser written notice that Purchaser may thereafter effect sales pursuant to said prospectus and Purchaser hereby covenants that it will thereafter solely utilize said amended or supplemented prospectus for the sale of Shares. Purchaser further covenants to notify Company promptly of the sale of any or all of its Shares.

                  5.3 AUTHORIZATION. Purchaser further represents and warrants to, and covenants with, Company that (i) Purchaser has full right, power, authority and capacity to enter into this Agreement and to consummate the transactions contemplated hereby and has taken all necessary action to authorize the execution, delivery and performance of this Agreement, and (ii) upon the execution and delivery of this Agreement, this Agreement shall constitute a valid and binding obligation of Purchaser enforceable in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' and contracting parties' rights generally and except as enforceability may be subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and except as the indemnification agreements of Purchaser in Section 9 hereof may be legally unenforceable.

                  5.4 RESTRICTION ON SALES, SHORT SALES AND HEDGING TRANSACTIONS. Purchaser represents and agrees that during the period of five business days immediately prior to the execution of this Agreement by Purchaser, Purchaser did not, and from such date through the effectiveness of the Registration Statement, Purchaser will not, directly or indirectly, execute or effect or cause to be executed or effected any short sale, option or equity swap transactions in or with respect to the Common Stock or any other derivative security transaction the purpose or effect of which is to hedge or transfer to a third party all or any part of the risk of loss associated with the ownership of the Shares by Purchaser.

                  5.5 NO LEGAL, TAX OR INVESTMENT ADVICE. Purchaser understands that nothing in this Agreement, the Company Counsel Opinion Letter or any other materials presented to Purchaser in connection with the purchase and sale of the Shares constitutes legal, tax or investment advice. Purchaser has consulted such legal, tax and investment advisors as it, in its sole discretion, has deemed necessary or appropriate in connection with its purchase of the Shares.

                  5.6      FURTHER AGREEMENTS OF PURCHASER.

                  (a) Purchaser understands that the Shares are being offered and sold to it in reliance upon specific exemptions from the registration requirements of the Securities Act, the rules and regulations promulgated thereunder, and state securities laws and that Company is relying upon the truth and accuracy of, and Purchaser's compliance with, the representations, warranties, agreements, acknowledgments and understandings of Purchaser set forth herein in order to determine the availability of such exemptions and the eligibility of Purchaser to acquire the Shares.

                  (b) Purchaser understands that its investment in the Shares involves a significant degree of risk and that the market price of the Common Stock has been volatile and that no representation is being made as to the future value of the Common Stock. Purchaser has the knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Shares and has the ability to bear the economic risks of an investment in the Shares.

                  (c) Purchaser understands that no United States federal or state agency or any other government or governmental agency has passed upon or made any recommendation or endorsement of the Shares.

                  (d) Purchaser understands that, until such time as the Registration Statement has been declared effective or the Shares may be sold pursuant to Rule 144 under the Securities Act without any restriction as to the number of securities as of a particular date that can then be immediately sold, the Shares will bear a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of the certificates for the Shares):

                   The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended. The securities may not be sold, transferred or assigned in the absence of an effective registration statement for the securities under said Act, or an opinion of counsel, in form, substance and scope reasonably acceptable to Company, that registration is not required under said Act or unless sold pursuant to Rule 144 under said Act.

                  (e) Purchaser's principal executive offices are in California.

                  (f) Purchaser hereby covenants with Company not to make any sale of the Shares under the Registration Statement without effectively causing the prospectus delivery requirement under the Securities Act to be satisfied, and Purchaser acknowledges and agrees that such Shares are not transferable on the books of Company unless the certificate submitted to the transfer agent evidencing the Shares is accompanied by a separate Purchaser's Certificate: (i) in the form of Appendix II hereto, (ii) executed by an officer of, or other authorized person designated by, Purchaser, and (iii) to the effect that (A) the Shares have been sold in accordance with the Registration Statement, the Securities Act and any applicable state securities or blue sky laws and (B) the requirement of delivering a current prospectus has been satisfied. Purchaser acknowledges that there may occasionally be times when Company must suspend the use of the prospectus forming a part of the Registration Statement until such time as an amendment to the Registration Statement has been filed by Company and declared effective by the Commission, or until such time as Company has filed an appropriate report with the Commission pursuant to the Exchange Act. Purchaser hereby covenants that it will not sell any Shares pursuant to said prospectus during the period commencing at the time at which Company gives Purchaser written notice of the suspension of the use of said prospectus and ending at the time Company gives Purchaser written notice that Purchaser may thereafter effect sales pursuant to said prospectus. Purchaser further covenants to notify Company promptly of the sale of any or all of its Shares and Purchaser hereby covenants that it will thereafter solely utilize said amended or supplemented prospectus for the sale of Shares.

                  (g) Notwithstanding anything to the contrary contained herein, at any time after the effectiveness of the Registration Statement, Company may refuse to permit Purchaser to resell any Share pursuant to the Registration Statement for a period not to exceed ninety (90) days (the "Blackout Period"); PROVIDED HOWEVER, that to exercise this right, Company must deliver a certificate in writing to Purchaser to the effect that a delay in such sale is necessary because a sale pursuant to such Registration Statement in its then-current form would not be in the best interests of Company and its stockholders due to disclosure obligations of Company. Notwithstanding the foregoing, Company shall not be entitled to exercise its right to block such sales more than three (3) times during the effectiveness of the Registration Statement or more than one (1) time in any four-month period. Each Purchaser hereby covenants and agrees that it will not sell any Securities pursuant to the Registration Statement during such Blackout Periods.

                  5.7 ORGANIZATION AND GOOD STANDING. Purchaser is a limited liability company duly organized, validly existing and in good standing under the laws of the State of California. Purchaser has no subsidiaries.

                  5.8 OUTSTANDING MEMBERSHIP UNITS. As of January 20, 2003, Purchaser had outstanding 1,000,000 units of membership interest held by four persons and no options or warrants outstanding for the issuance of additional membership units.

                  5.9 COMPANY  ACTS AND  PROCEEDINGS.  Purchaser  has full legal right, power and authority to enter into this Agreement and perform the transactions contemplated hereby. This Agreement has been duly and validly authorized, executed and delivered by Purchaser. The execution, delivery and performance of this Agreement by Purchaser and the consummation of the transactions herein contemplated will not violate any provision of the organizational documents of Purchaser and will not result in the creation of any lien, charge, security interest or encumbrance upon any assets of Purchaser pursuant to the terms or provisions of, or will not conflict with, result in the breach or violation of, or constitute, either by itself or upon notice or the passage of time or both, a default under any agreement, mortgage, deed of trust, lease, franchise, license, indenture, permit or other instrument to which Purchaser is a party or by which Purchaser or its properties may be bound or affected and in each case which would have a Material Adverse Effect or, to Purchaser's knowledge, under any statute or any authorization, judgment, decree, order, rule or regulation of any court or any regulatory body, administrative agency or other governmental body applicable to Purchaser or its properties. No consent, approval, authorization or other order of any court, regulatory body, administrative agency or other governmental body is required for the execution and delivery of this Agreement or the consummation of the transactions contemplated by this Agreement, except for compliance with the Blue Sky laws and federal securities laws applicable to the offering of the Shares. Upon Purchaser's execution and delivery, and assuming the valid execution thereof by Company and payment of the Purchase Price, this Agreement will constitute the valid and binding obligations of Purchaser, enforceable in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' and contracting parties' rights generally and except as enforceability may be subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and except as the indemnification agreements of Purchaser in Section 8 hereof may be legally unenforceable.

                  5.10 CONTRACTS. The contracts described in SCHEDULE 5.10 as being in effect on the date hereof that are material to Purchaser, are in full force and effect on the date hereof; and neither Purchaser, nor, to Purchaser's knowledge, any other party is in breach of or default under any of such contracts which would have a Material Adverse Effect.

                  5.11 NO ACTIONS. There are no legal or governmental actions, suits or proceedings pending or, to Purchaser's knowledge, overtly threatened to which Purchaser is or may be a party or of which property owned or leased by Purchaser is or may be the subject, or related to environmental or discrimination matters, which actions, suits or proceedings, individually or in the aggregate, might prevent or might reasonably be expected to materially and adversely affect the transactions contemplated by this Agreement or result in a Material Adverse Change; and no labor disturbance by the employees of Purchaser exists or, to Purchaser's knowledge, is imminent which might reasonably be expected to have a Material Adverse Effect. Purchaser is not a party to or subject to the provisions of any material injunction, judgment, decree or order of any court, regulatory body administrative agency or other governmental body. Purchaser is not a party to any collective bargaining agreement.

                  5.12 PROPERTIES. Purchaser has good and marketable title to all personal property reflected as owned by Purchaser in Purchaser's financial statements attached hereto as SCHEDULE 5.12. Such property is not subject to any lien, mortgage, pledge, charge or encumbrance of any kind except (i) those, if any, reflected in such financial statements (including the notes thereto), or
(ii) those which are not material in amount and do not adversely affect the use of such property by Purchaser. Any property or building held under lease by Purchaser is held under valid, existing and enforceable leases, free and clear of all liens, encumbrances, claims, and defects except such as would not have a Material Adverse Effect. Purchaser owns or leases all such properties as are necessary to its operations as now conducted.

                  5.13 NO MATERIAL ADVERSE CHANGE. Since the date of the financial statements included in SCHEDULE 5.12, (i) Purchaser has not incurred any material liabilities or obligations, indirect, or contingent, or entered into any material verbal or written agreement or other transaction which is not in the ordinary course of business or which could reasonably be expected to result in a material reduction in the future earnings of Purchaser; (ii) Purchaser has not sustained any material loss or interference with its businesses or properties from fire, flood, windstorm, accident or other calamity not covered by insurance; (iii) Purchaser has not paid or declared any dividends or other distributions with respect to its capital stock and Purchaser is not in default in the payment of principal or interest on any outstanding debt obligations; (iv) there has not been any change in the capital structure of Purchaser or indebtedness material to Purchaser (other than in the ordinary course of business); and (v) there has not been a Material Adverse Change.

                  5.14 NO DEFAULTS. Except as to defaults, violations and breaches which individually or in the aggregate would not be material to Purchaser, taken as a whole, Purchaser is not in violation or default of any provision of its articles of organization or other organizational documents, or in breach of, or default with respect to, any provision of any material agreement, any judgment, decree, order, mortgage, deed of trust, lease, franchise, license, indenture, or permit to which it is a party or by which it or any of its properties are bound; and there does not exist any state of fact which, with notice or lapse of time or both, would constitute an event of breach or default on the part of Purchaser as defined in such documents, except such breaches or defaults which individually or in the aggregate would not be material to Purchaser, taken as a whole.

                  5.15 COMPLIANCE. Purchaser has not been advised, and neither has any reason to believe, that it is conducting its business in compliance with all applicable laws, rules and regulations of the jurisdictions in which it is conducting business, including, without limitation, all applicable local, state and federal environmental laws and regulations; except where failure to be so in compliance therewith would not have a Material Adverse Effect.

                  5.16 TAXES. Purchaser has filed all necessary federal, state and foreign income and franchise tax returns which are required to be filed, or has received extensions thereof, and has paid or accrued all taxes shown as due thereon, and Purchaser has no knowledge of a tax deficiency which has been or might be asserted or threatened against it which could have a Material Adverse Effect. On each Closing Date all stock transfer or other taxes (other than income taxes) which are required to be paid in connection with the sale and transfer of the Shares to be sold to Purchaser hereunder will be, or will have been, fully paid or provided for by Purchaser and all laws imposing such taxes will be or will have been fully complied with.

                  5.17 BOOKS, RECORDS AND ACCOUNTS. The books, records and accounts of Purchaser accurately and fairly reflect, in reasonable detail, the transactions in, and dispositions of, the assets of, and the results of operations of, Purchaser. Purchaser maintains a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management's general or specific authorizations,
(ii) transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management's general or specific authorization and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

                  5.18 INSURANCE. Purchaser maintains insurance of the type and in the amount that Purchaser reasonably believes is adequate for its business, including, but not limited to, insurance covering all real and personal property owned or leased by Purchaser against theft, damage, destruction, acts of vandalism and all other risks customarily insured against by similarly situated companies, all of which insurance is in full force and effect.

                  5.19 CONTRIBUTIONS. At no time since its organization has Purchaser, directly or indirectly, (i) used any corporate or other funds for gifts, entertainment or other unlawful contributions to any candidate for public office, or failed to disclose fully any contribution in violation of law, or
(ii) made any payment to any federal or state governmental officer or official, or other person charged with similar public or quasi-public duties, other than payments required or permitted by the laws of the United States or any jurisdiction thereof.

                  5.20 ADDITIONAL INFORMATION. Purchaser represents and warrants that the information which Purchaser has furnished to Company regarding Purchaser and its principals, is and will be true and correct in all material respects as of the date of their delivery to Company, and does not and contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading,

                  6. GOVERNANCE: BOARD MEMBERSHIP; CORPORATE MISSION.

                  6.1 APPOINTMENT OF THREE PURCHASER NOMINEES TO BOARD; ACTIONS IN ORDINARY COURSE. Concurrent with completion of the purchase and sale required at the Third Closing, or as soon thereafter as Purchaser identifies a nominee, Company shall cause a vacancy to exist on its board of directors and shall cause such vacancy to be filled by Purchaser's nominee. Concurrent with completion of the purchase and sale required at the Fifth Closing, or as soon thereafter as Purchaser identifies a nominee, Company shall cause a vacancy to exist on its board of directors and shall cause such vacancy to be filled by Purchaser's nominee. Concurrent with completion of the purchase and sale required at the Sixth Closing, or as soon thereafter as Purchaser identifies a nominee, Company shall cause a vacancy to exist on its board of directors and shall cause such vacancy to be filled by Purchaser's nominee, leaving five duly elected or appointed members of the board of directors in office, three of whom being Purchaser's nominees. Company shall cause its board of directors to consist of five members (three of whom members are nominated by Purchaser in accordance with this Agreement) until August 31, 2003, or the earlier completion of the Seventh Closing.

                  (a) It is expressly agreed that without the prior written consent of Purchaser Company (i) will not undertake any action out of the ordinary course of business, including but not limited to granting bonuses or substantial increases in compensation for employees, financings, reorganizations or divestitures and (ii) will not terminate Andrew Orgel as Chief Executive Officer of Company, during the period from execution of this Agreement and the completion of the Sixth Closing, scheduled for May 30, 2003. The obligation expressed in this paragraph is conditioned upon Purchaser not being in default under the terms hereof.

                  (b) The following are not deemed out of the ordinary course for purposes of the preceding paragraph (a): raises of up to 22% for three of Company's staff members and granting to each a one-time 12-month employment contract providing for 6-month severance in the event of termination without cause; compliance with federal securities laws; and entering into the employment agreement referred to in Section 2.3(a)(4) and (b)(4) above.

                  6.2 CORPORATE MISSION FOCUS. The parties intend to use their respective best efforts to enhance and expand the business, good will and brand name recognition of Company as a gaming industry specialty company in several broadcast and publication media. The parties intend that Company not engage in other industries or lines of business and to that end shall cause Company's Bylaws to be amended concurrent with the Second Closing to provide that Company shall not engage in any such other industries or lines of business without the vote of 80% of the directors then in office or 80% of the shareholders.

                  7.       REGISTRATION COVENANTS.

                  7.1      DEMAND REGISTRATION PROCEDURES AND EXPENSES.

                  (a) Company shall:

                           (1) no earlier than six months following the Seventh Closing, and on one occasion upon approval of Company's Board of Directors following a recommendation of a nationally or regionally recognized investment bank that is prepared to act as an underwriter for the subject Shares, prepare and file with the Commission a Registration Statement relating to the sale of the (a) Shares by Purchaser and (b) all other Restricted Shares (as defined in Rule 144 promulgated by the Commission under the Securities Act) of Company Common Stock held by Company
                                    directors,   officers  and  10%  or  greater
                                    stockholders   (collectively,   "REGISTRABLE
                                    SECURITIES") through the automated quotation
                                    system  of the  Over  the  Counter  Bulletin
                                    Board,  the  NASDAQ  National  Market or the
                                    facilities   of  any   national   securities
                                    exchange on which Company's  Common Stock is
                                    then   traded  or  in   privately-negotiated
                                    transactions; PROVIDED that the aggregate number of shares so registered shall be no greater than the number recommended by such investment bank; and PROVIDED FURTHER, that if any limitation of the number of shares of Registrable Securities to be registered by the Holders is required pursuant to this
                                    Section  7.1,  the  number  of  shares to be
                                    included shall be determined on a pro rata basis (based upon the respective holdings of Registrable Securities by such the persons making demand under this Section 7.1).

                           (2) use its reasonable efforts subject to receipt of necessary information from Purchaser, to cause the Commission to notify Company of the Commission's willingness to declare the Registration Statement effective within 60 days after the Registration Statement is filed by Company;

                           (3) prepare and file with the Commission such amendments and supplements to the Registration Statement and the prospectus used in connection therewith as may be necessary to keep the Registration Statement effective until the earlier of (i) twenty-four (24) months after the effective date of the Registration Statement or (ii) the date on which the Shares may be resold by Purchaser without registration by reason of Rule 144(k) under the Securities Act or any other rule of similar effect;

                           (4) furnish to Purchaser with respect to the Shares registered under the Registration Statement (and to each underwriter, if any, of such Shares) such reasonable number of copies of prospectuses in order to facilitate the public sale or other disposition of all or any of the Shares by
                                    Purchaser;   PROVIDED,   HOWEVER,  that  the
                                    obligation of Company to deliver copies of prospectuses to Purchaser shall be subject to the receipt by Company of reasonable assurances from Purchaser that Purchaser will comply with the applicable provisions of the Securities Act and of such other securities or blue sky laws as may be applicable in connection with any use of such prospectuses;

                           (5) file documents required of Company for normal blue sky clearance in states specified in writing by Purchaser; PROVIDED, HOWEVER, that Company shall not be required to qualify to do business or consent to service of process in any jurisdiction in which it is not now so qualified or has not so consented; and

                           (6) bear all expenses in connection with the procedures in paragraphs (1) through (5) of this Section 7.1 and the registration of the Shares pursuant to the Registration Statement, other than fees and expenses, if any, of counsel or other advisers to Purchaser or the Other Purchaser or underwriting discounts, brokerage fees and commissions incurred by Purchaser or such
                                    directors,   officers  and  10%  or  greater
                                    stockholders, if any.

                  (b) Company shall file the reports required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations adopted by the Commission thereunder (or, if Company is not required to file such reports, it will, upon the request of any Purchaser, make publicly available other information), and it will take such further action as any Purchaser may reasonably request, all to the extent required from time to time to enable such Purchaser to sell the Shares without registration under the Securities Act within the limitation of the exemptions provided by (i) Rule 144 under the Securities Act, as such Rule may be amended from time to time, or (ii) any similar rule or regulation hereafter adopted by the Commission. Upon the request of any Purchaser, Company will deliver to such holder a written statement as to whether it has complied with such requirements.

                  7.2 TRANSFER OF SHARES AFTER REGISTRATION. Purchaser shall not effect any disposition of the Shares or its right to purchase the Shares that would constitute a sale within the meaning of the Securities Act, except as contemplated in the Registration Statement referred to in Section 7.1, and that it shall promptly notify Company of any changes in the information set forth in the Registration Statement regarding Purchaser or its plan of distribution.

                  7.3 TERMINATION OF CONDITIONS AND OBLIGATIONS. The restrictions imposed by Section 5 or this Section 7 upon the transferability of the Shares shall cease and terminate as to any particular number of the Shares upon the passage of twenty-four months from the effective date of the Registration Statement covering such Shares or at such time as an opinion of counsel satisfactory in form and substance to Company shall have been rendered to the effect that such conditions are not necessary in order to comply with the Securities Act.

                  7.4  INFORMATION  AVAILABLE.   So  long  as  the  Registration
Statement is effective covering the resale of Shares owned by Purchaser, Company will furnish to Purchaser:

                           (1) upon request, as soon as practicable after available (but in the case of Company's Annual Report to Stockholders, within 120 days after the end of each fiscal year of Company), one copy of (i) its Annual Report to Stockholders (which Annual Report shall contain financial statements audited in accordance with generally accepted accounting principles by a national firm of certified public accountants), (ii) if not included in substance in the Annual Report to Stockholders, its Annual Report on Form 10-KSB, (iii) if not included in substance in its Quarterly Reports to Shareholders, its quarterly reports on Form 10-QSB, and
                                    (iv)  a   full   copy   of  the   particular
                                    Registration  Statement  covering the Shares
                                    (the foregoing, in each case, excluding exhibits);

                           (2) upon the reasonable request of Purchaser, a reasonable number of copies of the prospectuses to supply to any other party requiring such prospectuses;

and Company, upon the reasonable request of Purchaser, will meet with Purchaser or a representative thereof at Company's headquarters to discuss information relevant for disclosure in the Registration Statement covering the Shares subject to appropriate confidentiality limitations.

                  7.5 PIGGYBACK REGISTRATIONS. If at any time or times after the date hereof Company shall seek to register any shares of its Common Stock under the Securities Act for sale to the public for its own account or on the account of others (except with respect to registration statements on Form S-4, S-8 or another form not generally available for registering the Registrable Securities for sale to the public), Company shall promptly give written notice thereof to all holders of Registrable Securities (the "HOLDERS"). If within 20 days after their receipt of such notice one or more Holders request the inclusion of some or all of the Registrable Securities owned by them in such registration, Company will use its best efforts to effect the registration under the Securities Act of such Registrable Securities. In the case of the registration of shares of capital stock by the Company in connection with any underwritten public offering, if the underwriter(s) determines that marketing factors require a limitation on the number of Registrable Securities to be offered, subject to the following sentence, the Company shall not be required to register Registrable Securities of the Holders in excess of the amount, if any, of shares of the capital stock which the principal underwriter of such underwritten offering shall reasonably and in good faith agree to include in such offering in addition to any amount to be registered for the account of the Company. If any limitation of the number of shares of Registrable Securities to be registered by the Holders is required pursuant to this Section 7.5, the number of shares to be excluded shall be determined in the following sequence: (i) first, securities held by any persons not having any contractual, incidental "piggyback" registration rights, (ii) second securities held by any Persons (other than the Holders) having contractual, incidental "piggyback" rights pursuant to an agreement which is not this Agreement, and (iii) third, Registrable Securities sought to be included by the Holders as determined on a pro rata basis (based upon the respective holdings of Registrable Securities by such Holders).

                  7.6 THIRD PARTY BENEFICIARIES OF REGISTRATION RIGHTS. The parties jointly and severally agree that Company directors, officers and 10% or greater stockholders are and at all relevant times shall be third party beneficiaries of the covenants of this Section 7 as and to the extent they are provided for herein.

                  8. INDEMNIFICATION OF PURCHASER AGAINST REB GAMING, INC. AND OTHERS. Company shall indemnify and hold harmless Purchaser, including the provision of legal defense, against any and all claims or causes of action brought by REB Gaming, Inc., Northfield, Inc., Stuart Broadcasting or any of their affiliates or successors based upon termination of the letter agreement described in Section 4.9 above and failure to consummate the transaction contemplated by such letter agreement, whether based on theories of interference with prospective business advantage or otherwise.

                  9.       MISCELLANEOUS

                  9.1 NO BROKER'S OR FINDER'S FEE. Each party represents and warrants to the other that there are no brokers, finders, financial advisors or similar persons entitled to compensation in connection with the sale of the Shares to Purchaser. Each party shall indemnify and hold harmless the other party from and against any such compensation claimed as a result of any agreement or understanding entered into or allegedly entered into by each party, respectively.

                  9.2 NOTICES. All notices, requests, consents and other communications hereunder shall be in writing, shall be mailed by first-class registered or certified airmail, confirmed facsimile or nationally recognized overnight express courier postage prepaid, and shall be deemed given when so mailed and shall be delivered as addressed as follows:

                           (1) if to Company, to:

                                            The Players Network
                                            4620 Polaris Avenue
                                            Las Vegas, Nevada 89103
                                            Attn:  President

                                    with a copy to:

                                            Joel M. Bernstein
                                            McDermott, Will & Emery
                                            2049 Century Park East
                                            34th Floor
                                            Los Angeles, California 90067

                                    or to such other person at such other
                                    place as Company  shall  designate
                                    to Purchaser in writing; and

                           (2) if to Purchaser, to

                                            KO Ventures, LLC
                                            9000 Crow Canyon Road
                                            Suite 221
                                            Danville, California 94506

                                            Attn:  Andrew Orgel

                                    with a copy to:

                                            William Evers, Esq.
                                            Foley & Lardner
                                            One Maritime Plaza, Sixth Floor
                                            San Francisco, California 94111

                                    or to such other person at such other place as Company shall designate to Purchaser in writing.

                  9.3  CHANGES.  This  Agreement  may not be modified or amended
except   pursuant  to  an  instrument   in  writing   signed  by  an  authorized
representative of Company and Purchaser.

                  9.4 HEADINGS. The headings of the various sections of this Agreement have been inserted for convenience of reference only and shall not be deemed to be part of this Agreement.

                  9.5 SEVERABILITY. In case any provision contained in this Agreement should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

                  9.6 GOVERNING LAW; ATTORNEYS' FEES. This Agreement shall be governed by and construed in accordance with the laws of the State of Nevada without regard to the conflict of laws and the federal law of the United States of America. In the event any action is brought to enforce the covenants of this Agreement, the losing party shall pay the prevailing party its attorneys' fees and other direct costs incurred to enforce this Agreement or seek damages for its breach.

                  9.7 COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall constitute an original, but all of which, when taken together, shall constitute but one instrument, and shall become effective when one or more counterparts have been signed by each party hereto and delivered to the other parties.

                  9.8 ASSIGNMENT. Purchaser may assign its rights hereunder to any entity controlled by Purchaser, provided that such assignee(s) makes all representations and covenants incumbent upon Purchaser hereunder.

                  9.9 COOPERATION. In addition to and without limiting the foregoing covenants the parties shall use their best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with each other in doing all things necessary, proper or advisable to consummate and make effective the transactions contemplated by this Agreement.

                  9.10 PROFESSIONAL FEES. Each party hereto shall be responsible for the fees and expenses of legal counsel and other professional advisors in connection with the preparation of this Agreement and the performance of the parties required at each Closing.

                  9.11 CONFIDENTIALITY; PRESS RELEASES, PUBLIC REPORTS AND ANNOUNCEMENTS. The parties have entered into and shall continue to abide by the terms of a confidentiality agreement entered into as of January 7, 2003. Except as is required by applicable law or court order, through completion of the Seventh Closing, or September 30, 2003, whichever occurs first, Company shall consult with Purchaser and offer it a reasonable opportunity to review, comment upon and edit any proposed press release or other public announcement with respect to the transactions that are the subject matter of this Agreement.

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized representatives as of the day and year first above written.

                                      THE PLAYERS NETWORK


                                      By:____________________________

                                      Its:


                                      KO VENTURES, LLC


                                      By:_____________________________

                                      Its:

                                  SCHEDULE 4.5
                                       TO
    STOCK PURCHASE AGREEMENT BETWEEN THE PLAYERS NETWORK AND KO VENTURES, LLC

                                         COMPANY MATERIAL CONTRACTS


------------------------------- ------------------------ --------------- ---------------- -----------------------
                                                             START       EXPIRATION DATE         COMMENTS
      NAME OF AGREEMENT               OTHER PARTY             DATE          (IF ANY)
------------------------------- ------------------------ --------------- ---------------- -----------------------
Affiliate Services Agreement    Four Queens Hotel &      1/1/98          Ongoing          In-room & online
                                Casino                                                    service
------------------------------- ------------------------ --------------- ---------------- -----------------------
Master Services Agreement &     Station Casinos, Inc.    5/4/01          5/3/03           In-room & online
Addendum                                                                                  service
------------------------------- ------------------------ --------------- ---------------- -----------------------
Master Services Agreement       Trump Marina Hotel       3/4/02          3/3/04           In-room & online
                                Casino                                                    service
------------------------------- ------------------------ --------------- ---------------- -----------------------
Standard                        Grove Family Limited     9/1/01          8/31/04          Polaris facility
Industrial/Commercial           Partnership                                               rental agrmt.
Multi-Tenant Lease
------------------------------- ------------------------ --------------- ---------------- -----------------------
Fixed Sum Promissory Note       McDermott, Will & Emery  6/1/01          6/1/05 (or       Beginning balance
(Corporate)                                                              sooner)          $88,152.85
------------------------------- ------------------------ --------------- ---------------- -----------------------
Agreement                       Stella Productions       1/22/02         1/21/04          Studio rental revenue
                                                                                          share
------------------------------- ------------------------ --------------- ---------------- -----------------------
Marketing / Sales /             Uproar                   11/19/02        Ongoing          Outside non-gaming
Operations Agreement                                                                      hotel in-room sales
                                                                                          (commission deal only)
------------------------------- ------------------------ --------------- ---------------- -----------------------
Not named                       Mark Bradley             Not dated       Ongoing until    Deferment of salary
                                                                         settled          (approx. $32,000 as
                                                                                          of 12/31/03
------------------------------- ------------------------ --------------- ---------------- -----------------------
Sponsorship Advertising         E-Net Marketing          TBD             12 months from   Commercial
Agreement                                                                start date       advertising on PN
                                                                                          television
------------------------------- ------------------------ --------------- ---------------- -----------------------


                                  SCHEDULE 4.6
                                       TO
    STOCK PURCHASE AGREEMENT BETWEEN THE PLAYERS NETWORK AND KO VENTURES, LLC

                               COMPANY LITIGATION

In August 2000, Company retained Nevada legal counsel with respect to NetBooth's failure to meet its responsibilities under a (verbal) joint venture agreement to create and market interactive kiosks. A Complaint was filed in the District Court of Clark County, NV. No further actions have been taken by Company since 2000.

                                  SCHEDULE 4.9
                                       TO
    STOCK PURCHASE AGREEMENT BETWEEN THE PLAYERS NETWORK AND KO VENTURES, LLC

                    COMPANY CHANGES SINCE SEPTEMBER 30, 2002

1. Company entered into a Binding Term Sheet with KO Ventures, LLC, dated January 7, 2003.

2. Company issued 600,000 shares of Common Stock, par value $.001 per share to Peter Rona for services rendered.

                                  SCHEDULE 5.10
                                       TO
    STOCK PURCHASE AGREEMENT BETWEEN THE PLAYERS NETWORK AND KO VENTURES, LLC

                          PURCHASER MATERIAL CONTRACTS


KO Ventures, LLC Limited Liability Operating Agreement among Messrs. Kole, Orgel, Brukman and Fish, dated ________, 2002.

                                  SCHEDULE 5.12
                                       TO
    STOCK PURCHASE AGREEMENT BETWEEN THE PLAYERS NETWORK AND KO VENTURES, LLC

                        PURCHASER FINANCIAL STATEMENTS
                        KO VENTURES, LLC - BALANCE SHEET
                        05-MAR-03

ASSETS
         CURRENT ASSETS
         CHECKING/SAVINGS
                Citibank Checking                                 794,641.25

         TOTAL CHECKING/SAVINGS                                   794,641.25

         ACCOUNTS RECEIVABLE
                Accounts Receivable                                20,000.00

         TOTAL ACCOUNTS RECEIVABLE                                 20,000.00

         OTHER CURRENT ASSETS
                Deposits                                          105,800.00
                Stock Held for Investment                         684,177.06
                Partner Loans                                     125,000.00
                Tri-Valley Convertible Loan                       425,000.00

         TOTAL OTHER CURRENT ASSETS                             1,339,977.06

         TOTAL CURRENT ASSETS                                   2,154,618.31

         OTHER ASSETS
                Yosemite Plaza                                  8,100,000.00
                Malibu Land                                     6,500,000.00

         TOTAL OTHER ASSETS                                    14,600,000.00

         TOTAL ASSETS                                          16,754,618.31
                                                               =============

LIABILITIES & EQUITY
         LIABILITIES
         CURRENT LIABILITIES
         OTHER CURRENT LIABILITIES
                Short Term Loan                                    28,089.92
                Short Term Liabilities                             40,000.00
         TOTAL OTHER CURRENT LIABILITIES                           68,089.92

         TOTAL CURRENT LIABILITIES                                 68,089.92

         LONG TERM LIABILITIES
                Real Estate Loans                               9,528,000.00
         TOTAL LONG TERM LIABILITIES                            9,528,000.00

         TOTAL LIABILITIES                                      9,596,089.92
                                                               =============

EQUITY
                Appreciation of Assets                          1,500,000.00
                Partner Equity Accounts                         7,700,000.00
                Retained Earnings                                 217,884.19
                Net Income                                      1,823,587.42
         TOTAL EQUITY                                           7,158,528.39

         TOTAL LIABILITIES & EQUITY                            16,754,618.31

                                                               =============